    As filed with the Securities and Exchange Commission on April 20, 2001
                                                      Registration No. 333-_____

--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                ---------------

                                    FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                ---------------

                                ONVIA.COM, INC.
             (Exact name of registrant as specified in its charter)

           DELAWARE                                      91-1859172
(State or other jurisdiction of             (I.R.S. employer identification no.)
 incorporation or organization)

         1260 Mercer Street, Seattle, Washington 98109 (206) 282-5170 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                ---------------

         DemandStar.com, Inc. 1999 Employee Incentive Compensation Plan
                              (Full title of plan)

                                ---------------

                          Copies of communications to:

ANDREW H. MUN, ESQ.                           MICHAEL D. PICKETT
SOYOUNG KWON, ESQ.                            President, Chief Executive Officer
1260 Mercer Street                            and Chairman
Seattle, Washington  98109                    1260 Mercer Street
(206) 282-5170                                Seattle, Washington 98109
                                              (206) 282-5170


                        CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------------------
                                                 Proposed maximum         Proposed maximum
Title of securities      Amount                  offering price           Aggregate offering         Amount of
to be registered         to be registered        per share /(1)/          price /(1)/                registration fee
-----------------------------------------------------------------------------------------------------------------------
Common shares,            1,820,040/(2)/         $1.67                    $3,039,467                 $759.87
$0.0001 par value
-----------------------------------------------------------------------------------------------------------------------

Notes:

1. Estimated solely for the purpose of calculating the amount of the registration fee. Pursuant to Rule 457(n) under the Securities Act of 1933, as amended ("Securities Act"), computation based on the weighted average per share exercise price (rounded to the nearest cent) of outstanding options under the referenced plan, the shares issuable under which are registered hereby.

2. Shares of Registrant's Common Stock issuable upon exercise of options outstanding under the DemandStar.com, Inc. 1999 Employee Incentive Compensation Plan (the "Plan"), together with an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance under the Plan as a result of any future stock split, stock dividend or similar adjustment of the outstanding Common Stock, as provided in Rule 416(a) under the Securities Act.

           PART II.  INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The documents listed below are incorporated by reference in the Registration Statement. In addition, all documents subsequently filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act") prior to Registrant's filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

     (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, filed pursuant to Section 13(a) or 15(d) of the Exchange Act, which contains audited financial statements for the most recent fiscal year for which such statements have been filed.

     (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the audited financial statements referred to in (a) above.

     (c) The description of the Registrant's Common Stock contained in the Registration Statement on Form S-4 filed with the Commission on January 31, 2001 (Registration No. 333-52448), including any amendments or reports updating such description.

Item 4.  Description of Securities.

     Not applicable.

Item 5.  Interests of Named Experts and Counsel.

     The validity of the shares offered pursuant to the Plan will be passed upon by Graham & Dunn P.C., 1420 Fifth Avenue, 33/rd/ Floor, Seattle, Washington 98101.

Item 6.  Indemnification of Directors and Officers.

     The Registrant's Certificate of Incorporation reduces the liability of a director to the corporation or its shareholders for monetary damages for breaches of his or her fiduciary duty of care to the fullest extent permissible under Delaware law. The Bylaws of the Registrant further provide for indemnification of corporate agents to the maximum extent permitted by the Delaware General Corporation Law. In addition, the Registrant has entered into Indemnification Agreements with its officers and directors.

Item 7.  Exemption from Registration Claimed.

     Not applicable.

Item 8.  Exhibits.

Exhibit
Number                             Description
-------                            -----------
 5.1 Opinion of Graham & Dunn P.C., Registrant's legal counsel, regarding legality of the Common Stock being registered.

23.1        Consent of Graham & Dunn P.C. (included in Exhibit 5.1).

23.2        Consent of Deloitte & Touche LLP.

24.1 Powers of Attorney (see the Signature Page and certified resolutions of the Registrant's Board of Directors).

99.1        DemandStar.com, Inc. 1999 Employee Incentive Compensation Plan.

99.2 Agreement and Plan of Merger among Registrant, Dragon Acquisition Corporation and DemandStar.com, Inc., dated as of November 20, 2000./(1)/

/(1)/ Incorporated by reference from Exhibit 2.3 to Registrant's Registration
      Statement on Form S-4 (Registration No. 333-52448)

Item 9.  Undertakings.

     A.   The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                      Provided, however, that paragraphs (A)(1)(i) and
(A)(1)(ii) of this section do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section

13 or Section 15(d) of the Securities Exchange Act that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on the 19th day of April, 2001.

                              ONVIA.COM, INC.


                                       By  /s/ Michael D. Pickett
                                           ----------------------------------
                                           Michael D. Pickett
                                           President, Chief Executive Officer
                                           and Chairman



                               POWER OF ATTORNEY
                               -----------------

     Each person whose individual signature appears below hereby authorizes and appoints Michael D. Pickett and Michael A. Jacobsen, and each of them, with full power of substitution and full power to act without the other, as his true and lawful attorney-in-fact and agent to act in his name, place and stead, and to execute in the name and on behalf of each person, individually and in each capacity stated below, and to file any and all amendments to this Registration Statement, including any and all post-effective amendments.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated, on the 19th day of April, 2001.

Signature                               Title
---------                               -----

/s/ Michael D. Pickett                  President, Chief Executive Officer and
----------------------------------      Chairman (Principal Executive Officer)
Michael D. Pickett

/s/ Michael A. Jacobsen                 Acting Chief Financial Officer
----------------------------------      (Principal Financial and Accounting
Michael A. Jacobsen                     Officer)

                                        Director
----------------------------------
Kenneth A. Fox

/s/ Nancy J. Schoendorf                 Director
----------------------------------
Nancy J. Schoendorf

/s/ William W. Ericson                  Director
----------------------------------
William W. Ericson

/s/ Steven D. Smith                     Director
----------------------------------
Steven D. Smith

                                        Director
----------------------------------
Jeffrey C. Ballowe

                               INDEX OF EXHIBITS

Exhibit
Number                                   Description
-------                                  -----------

 5.1 Opinion of Graham & Dunn P.C., Registrant's legal counsel, regarding legality of the Common Stock being registered.

23.1          Consent of Graham & Dunn P.C. (included in Exhibit 5.1).

23.2          Consent of Deloitte & Touche LLP.

24.1 Powers of Attorney (see the Signature Page and certified resolutions of the Registrant's Board of Directors).

99.1          DemandStar.com, Inc. 1999 Employee Incentive Compensation Plan.

99.2 Agreement and Plan of Merger among Registrant, Dragon Acquisition Corporation and DemandStar.com, Inc., dated as of November 20, 2000./(1)/

/(1)/ Incorporated by reference from Exhibit 2.3 to Registrant's Registration
      Statement on Form S-4 (Registration No. 333-52448)